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                              EXHIBIT 10.16




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WELLS FARGO BANK                                  REVOLVING LINE OF CREDIT NOTE
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$5,000,000.00                                            Long Beach, California
                                                               November 1, 1996

     FOR VALUE RECEIVED, the undersigned COASTCAST CORPORATION ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at SOUTH BAY RCBO, 111 WEST OCEAN BLVD SUITE 300, LONG BEACH, CA 90802, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $5,000,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST/FEES:

     (a) INTEREST. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum EQUAL TO the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

     (b) PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the 3RD day of each month, commencing DECEMBER 3, 1996.

     (c) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

     (d) COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest due hereunder by charging Borrower's demand deposit account number 4624-071643 with Bank, or any other demand deposit account maintained by any Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

STANDBY LETTER OF CREDIT SUBFEATURE:

     (a) LETTER OF CREDIT SUBFEATURE. As a subfeature under this Note, Bank agrees from time to time during the term hereof to issue standby letters of credit for the account of Borrower to finance Borrower's insurance deposits (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $500,000.00. Each Letter of Credit shall be issued for a term not to exceed 360 days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of this Note. The undrawn amount of all Letters of Credit shall be reserved under this Note and shall not be available for borrowings hereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under this Note and shall be repaid by Borrower in accordance with the terms and conditions of this Note; provided however, that if advances hereunder are not available, for any reason, at the time any draft is paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances hereunder. In such event, Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft.

     (b) LETTER OF CREDIT FEES. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to 2.000% per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

BORROWING AND REPAYMENT:

     (a) USE OF PROCEEDS. Advances under this Note shall be available solely to finance working capital.

     (b) BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with, or at any time as a supplement to, this Note; provided


Revolving Line of Credit Note, Prime Rate: Unsecured (EXPDOCS) (08/96), Page 1

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however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above; and provided further, that Borrower shall maintain a zero balance on advances under this Note for a period of at least 30 consecutive days during each fiscal year. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of any principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on NOVEMBER 3, 1997.

     (c) ADVANCES. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (i) HANS H. BUEHLER or ROBERT C. BRUNING, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

EVENTS OF DEFAULT:

     Any default in the payment or performance of any obligation under this Note, or any defined event of default under any loan agreement now or at any time hereafter in effect between Borrower and Bank (whether executed prior to, concurrently with or at any time after this Note), shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal, interest, fees and charges outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the state of California.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

COASTCAST CORPORATION

By: /s/ Hans H. Buehler
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    HANS H. BUEHLER
    CHIEF EXECUTIVE OFFICER